Calculation of Filing Fee Tables
S-1
Nuburu, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.0001 per share	457(a)	115,000,000	$ 0.1485	$ 17,077,500.00	0.0001381	$ 2,358.40
Fees to be Paid	2	Equity	Pre-Funded Warrants to purchase shares of Common Stock	Other	0	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid	3	Equity	Common Stock issuable upon exercise of Pre-Funded Warrants	457(a)	0	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid	4	Equity	Common Warrants to purchase shares of Common Stock	Other	0	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid	5	Equity	Common Stock issuable upon exercise of the Common Warrants	457(a)	85,000,000	$ 0.1485	$ 12,622,500.00	0.0001381	$ 1,743.17
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 29,700,000.00		$ 4,101.57
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 4,101.57
Offering Note
[1]	(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the high and low prices for a share of the Registrant's common stock as reported on NYSE American on February 5, 2026, which is a date within five business days prior to the filing of this registration statement. Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional common stock as may be issued after the date hereof as a result of share sub-divisions, share capitalization or similar transactions.

[2]	(2) In accordance with Rule 457(g), the entire registration fee for the warrants is allocated to the shares of common stock underlying the warrants, and no separate fee is payable for the warrants.

[3]	(3) The proposed number of shares of common stock will be reduced on a share-for-share basis based on the number of shares issued upon exercise of Pre-Funded Warrants, and the proposed number of shares of common stock issued upon exercise of the Pre-Funded Warrants will be reduced on a share-for-share basis based on the shares of any common stock issued in the offering. Accordingly, the amount of shares to be registered of the common stock and Pre-Funded Warrants (including the common stock issuable upon exercise of the Pre-Funded Warrants), if any, is 115,000,000.

[4]	(4) In accordance with Rule 457(g), the entire registration fee for the warrants is allocated to the shares of common stock underlying the warrants, and no separate fee is payable for the warrants.

[5]	(5) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act on the basis of the average of the high and low prices for a share of the Registrant's common stock as reported on NYSE American on February 5, 2026, which is a date within five business days prior to the filing of this registration statement. Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional common stock as may be issued after the date hereof as a result of share sub-divisions, share capitalization or similar transactions.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A